FOR IMMEDIATE RELEASE

Hughes Communications Announces Third Quarter 2010 Results

Strong Revenue Growth
Record Adjusted EBITDA of $61 Million
Consumer Business Continues Impressive Growth
Record New Orders
Enterprise Business Shows Renewed Growth

Germantown, Md., November 3, 2010—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the third quarter ended September 30, 2010. Hughes’ consolidated operations are classified into five reportable segments: North America Broadband, International Broadband, Telecom Systems, HTS Satellite and Corporate, and Other. The North America Broadband, International Broadband, Telecom Systems, and HTS Satellite segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary.

Third Quarter 2010 Financial Highlights:

•	Consolidated revenues of $266 million for a 6% growth over the third quarter of 2009; growth of 10% if revenues from the discontinued contract with Telematics are excluded.

•	Consolidated services revenues of $202 million for a growth of 15% over the third quarter of 2009; 18% growth excluding revenues from the discontinued contract with Telematics.

•	Record Adjusted EBITDA of $61 million, an increase of 38% over the third quarter of 2009.

•
Operating income of $26 million for a 64% growth over the third quarter of 2009; Net Income attributable to stockholders of $10.1 million compared to a loss of $2.6 million in the third quarter of 2009; earnings per share (fully diluted) of $0.45 in the third quarter of 2010 compared to a loss per share (fully diluted) of ($0.12) in the third quarter of 2009.

•	Positive net cash from operating activities of $69 million.

•
New orders of $549 million for a growth of 164% over the third quarter of 2009, with major orders from Barrett Xplore, Rite Aid, Social Security Administration, Dillards, TJ Maxx, Buckeye Pipeline, GETN, and ConocoPhillips in our North America Broadband business; JSC Iskra, GTECH Colombia, Camelot, PrimeNet, VIVO, SEDUC, SREI and Allahabad Bank in our International Broadband business; and Glocom and Harris in our Mobile Satellite business.

•	Consumer business continues impressive growth trajectory:
–	Total revenue increased by 14% and services revenue by 19% over the third quarter of 2009.
–	Strong third quarter subscriber gross adds of 49,000 and net adds of 13,000.
–	Consumer ARPU increased to $75 from $71 in the third quarter of 2009.
–	Churn improved to 2.2% from 2.3% in the third quarter of 2009.

•	Enterprise business growth resumes both domestically and internationally.

Nine Months Ended September 30, 2010 Financial Highlights;

•	Consolidated total revenues of $762 million for a 2% growth over the nine months ended September 30, 2009; 5% growth excluding revenues from the discontinued contract with Telematics.

•	Consolidated services revenues of $583 million for a growth of 14% over the nine months ended September 30, 2009; 18% growth excluding revenues from the discontinued contract with Telematics.

•	Adjusted EBITDA of $156 million for a growth of 33% over the nine months ended September 30, 2009.

•	Strong liquidity with cash, cash equivalents, and marketable securities of $222 million as of September 30, 2010.

•
New orders of $989 million for a growth of 32% over the nine months ended September 30, 2009, resulting in a record non-consumer backlog of $1,038 million, a 26% growth over the backlog at September 30, 2009.

•	Strong growth in consumer business over the nine months ended September 30, 2009:
–	Total revenue up 14%; service revenue up 20%.
–	Subscriber gross adds of 154,000 and net adds of 54,000.
–	Total subscriber base of 558,000 as of September 30, 2010, for a growth of 14% over the subscriber base as of September 30, 2009.

Set forth below are tables highlighting certain of Hughes’ and HNS’ results for the three and nine months ended September 30, 2010 and 2009.

Hughes Communications, Inc.
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(Dollars in thousands)	2010	2009	2010	2009

Revenue
North America Broadband	$190,544	$174,123	$542,563	$514,973
International Broadband	51,778	47,521	143,087	142,925
Telecom Systems	22,393	28,825	72,541	87,431
HTS Satellite	-	-	-	-
Corporate and Other	1,567	948	3,652	2,130
Total	$266,282	$251,417	$761,843	$747,459

Operating income (loss)
North America Broadband	$21,100	$10,629	$43,537	$(24,391)
International Broadband	2,658	3,616	4,051	9,952
Telecom Systems	3,663	2,642	12,034	10,742
HTS Satellite	(991)	-	(2,777)	-
Corporate and Other	(834)	(1,266)	(2,727)	(3,580)
Total	$25,596	$15,621	$54,118	$(7,277)

Net income (loss) attributable to HCI stockholders	$10,137	$(2,622)	$5,907	$(55,060)

Adjusted EBITDA*	$61,156	$44,306	$155,993	$117,447

New Orders	$549,445	$207,830	$989,143	$751,452

Hughes Network Systems, LLC
	Three Months		Nine Months
	Ended September 30,		Ended Septemer 30,
(Dollars in thousands)	2010	2009	2010	2009

Revenue
North America Broadband	$190,544	$174,123	$542,563	$514,973
International Broadband	51,778	47,521	143,087	142,925
Telecom Systems	22,393	28,825	72,541	87,431
HTS Satellite	-	-	-	-
Total	$264,715	$250,469	$758,191	$745,329

Operating income (loss)
North America Broadband	$21,100	$10,629	$43,537	$(24,391)
International Broadband	2,658	3,616	4,051	9,952
Telecom Systems	3,663	2,642	12,034	10,742
HTS Satellite	(991)	-	(2,777)	-
Total	$26,430	$16,887	$56,845	$(3,697)

Net income (loss) attributable to HNS	$10,800	$(1,570)	$8,032	$(52,134)

Adjusted EBITDA*	$61,634	$45,147	$157,550	$118,725

New Orders	$548,402	$207,394	$985,415	$749,582

*	For the definition of Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Recent Highlights:

•
HNS was awarded $58.7 million as the only national provider of high-speed satellite Internet service under The American Recovery and Reinvestment Act of 2009 administered by the Department of Agriculture’s Rural Utilities Service (RUS). This award is part of the government’s investments in broadband projects to bring jobs and economic opportunity to communities nationwide.

•
Hughes was recognized by Euroconsult as the Broadband Satellite Operator of the Year for its outstanding performance in 2009 and strong prospects for the future. Pradman Kaul, president and CEO of Hughes, accepted the award at a ceremony during the 14th World Summit for Satellite Financing held in Paris.

•
Following the agreement signed previously between HNS and Barrett Xplore, Canada’s largest rural broadband service provider, for acquiring capacity on Jupiter™, HNS’ next generation high-throughput satellite to be launched in the first half of 2012, Barrett Xplore confirmed their intention to lease the capacity for 15 years. HNS recorded an order for $245 million representing the lease amount and a reservation fee.

•
HNS signed a contract with one of the top three drugstore chains in the US for a high-availability managed broadband network to deliver advanced applications to more than 4,700 retail locations. The 60-month contract is valued at $60 million. The new managed network will integrate a variety of high-speed wireline technologies (T1, cable, DSL) with Hughes’ broadband satellite to support critical store systems and provide reliable, redundant backup protection.

•
HNS signed a multi-year, managed services contract valued at $9 million with one of the nation’s largest broadline retailers. Under the new award, Hughes will add terrestrial broadband connectivity to approximately 1,000 store locations and configure the existing satellite sites to serve in a backup mode, providing high availability to support the real-time ordering needs and other business-critical communications functions of the stores. The contract also extends existing Hughes-provided high-speed satellite multicast service for in-store music, video and data to approximately 1,400 store locations at a subsidiary for an additional three years.

•
HNS signed a contract valued at approximately $4 million, with one of the US’s largest fashion apparel and home furnishing retailers. The contract calls for the provision of broadband satellite services based on HN7700 technology to serve as backup to the customer’s primary terrestrial network at approximately 300 locations. In addition, the contract provides for MediaGate router-based services to be used to provide digital media services.

•
HNS’ Indian subsidiary signed an agreement with Allahabad Bank for $7.5 million to extend connectivity service to its remaining 1,400 branches through MPLS and VSAT as part of its Core Banking Solutions (CBS) Phase II project. The bank has already implemented connectivity for over 900 branches thus far as part of the CBS project.

•
Hughes do Brazil signed an agreement with Primenet, one of Brazil’s largest value-added resellers whereby Primenet will resell Internet access services provided by Hughes in Brazil. The 60 month contract is valued at over $13 million for a minimum of 1,000 VSAT sites by the end of the first quarter of 2011.

•
Vivo, one of Brazil’s largest cellular operators, signed an amendment valued at $7 million to its existing contract with Hughes do Brazil. The scope of this amendment is to increase the bandwidth of cellular backhaul circuits currently provided by Hughes Brazil to Vivo as a result of an increase in cellular service usage in the cities served by these circuits.

•
HNS signed a $115 million loan agreement with BNP Paribas and Societe Generale for financing the launch of Jupiter, its next generation, high throughput Ka-band satellite which is scheduled to be launched in the first half of 2012. The loan will be guaranteed by COFACE, the French Export Credit Agency, and has a fixed interest rate of 5.13 percent per annum and a repayment period of 8.5 years after the launch.

To summarize, Pradman Kaul, president and CEO, said, “The highlight in the third quarter was the stand-out performance by our enterprise businesses. We booked substantial new orders from leading enterprises, as a result of which, our non-consumer backlog crossed $1 billion for an all-time high. Our consumer business continued its growth trajectory with solid gross and net adds and increased ARPU. Our strategy of focusing new consumer activations on SPACEWAY® 3 continues; we had approximately 357,000 subscribers on SPACEWAY 3 as of September 30, 2010. I am also delighted to inform you that we are making excellent progress on the development work on our Jupiter satellite. The critical design review for the satellite was completed and subsystem deliveries to Space Systems/Loral has began.  The communications panels were delivered, and their integration is progressing well.  Delivery of the bus subsystem assembly and high power amplifiers also started in September as planned.  Overall, the satellite and launch vehicle build are on schedule for launch in the first half of 2012. Finally, I am especially pleased with the resurgence of our enterprise business which strengthens our position for the rest of 2010 and beyond.”

Commenting on Hughes’ financial performance, Grant Barber, executive vice president and CFO said, “An important event was the signing of a COFACE-backed facility for financing with attractive terms. We delivered strong growth in all of our profitability metrics in the third quarter of 2010, of special note being that Hughes’ trailing twelve month Adjusted EBITDA was $212 million through September 2010, a growth of 31% over the trailing twelve month period ended September 30, 2009. This profitability expansion coupled with effective working capital management resulted once again in delivering an impressive $112 million of cash from operating activities during the nine months ended September 30, 2010. We ended the quarter with strong consolidated cash, cash equivalents, and marketable securities of $222 million.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Hughes’ Net Income (Loss), as determined under United States of America Generally Accepted Accounting Principles (GAAP), and Adjusted EBITDA.

Hughes Communications, Inc.
	Three Months		Nine Months		Twelve Months
	Ended September 30,		Ended September 30,		Ended September 30,
(Dollars in thousands)	2010	2009	2010	2009	2010	2009

Net income (loss) attributable to HCI stockholders	$10,137	$(2,622)	$5,907	$(55,060)	$8,274	$(51,709)
Add:
Equity incentive plan compensation	1,890	1,849	5,679	5,473	7,577	7,206
Interest expense	14,499	17,735	46,129	47,125	63,123	61,147
Income tax expense (benefit)	1,552	966	4,336	790	5,992	4,253
Depreciation and amortization	33,501	26,879	95,612	73,209	125,134	93,238
Long-term incentive/retention cash plan	-	-	-	1,538	-	4,817
Sea Launch impairment	-	-	-	44,400	-	44,400
HTI investment impairment	-	-	-	-	5,239	-
Data Synapse impairment	-	-	-	1,000	-	1,000
Less:
Interest income	(423)	(501)	(1,670)	(1,028)	(2,864)	(1,741)
Adjusted EBITDA	$61,156	$44,306	$155,993	$117,447	$212,475	$162,611

The following table reconciles the differences between HNS’ Net Income (Loss), as determined under GAAP, and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months		Nine Months		Twelve Months
	Ended September 30,		Ended September 30,		Ended September 30,
(Dollars in thousands)	2010	2009	2010	2009	2010	2009

Net income (loss) attributable to HNS	$10,800	$(1,570)	$8,032	$(52,134)	$15,261	$(47,715)
Add:
Equity incentive plan compensation	1,806	1,768	5,433	5,117	7,249	6,728
Interest expense	14,493	17,727	46,113	47,106	63,101	61,128
Income tax expense (benefit)	1,551	981	4,331	775	5,992	4,262
Depreciation and amortization	33,343	26,709	95,127	72,788	124,478	92,817
Long-term incentive/retention cash plan	-	-	-	1,538	-	4,817
Sea Launch impairment	-	-	-	44,400	-	44,400
Less:
Interest income	(359)	(468)	(1,486)	(865)	(2,609)	(1,274)
Adjusted EBITDA	$61,634	$45,147	$157,550	$118,725	$213,472	$165,163

The condensed consolidated financial statements of Hughes and HNS for the periods ended September 30, 2010 and 2009 are attached to this press release.

Note on Use of Non-GAAP Financial Measures

Hughes provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. This press release includes Adjusted EBITDA as a supplemental non-GAAP financial measure. Adjusted EBITDA is defined as earnings (loss) before interest, income taxes, depreciation, amortization, equity incentive plan compensation, long-term incentive/retention cash plan, and other adjustments permitted by the debt instruments of HNS. We believe this non-GAAP financial measure provides useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. Internally, we use this non-GAAP measure in our review of the performance of management and in the performance of our business and operations. Management also uses Adjusted EBITDA of HNS for purposes of determining the payments to be made in connection with the long-term cash incentive retention program. Externally, we believe that investors may find this non-GAAP financial information useful in their assessment of our operating performance. In addition, we believe that this non-GAAP financial measure provides information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Adjusted EBITDA of HNS is also used in calculating covenant compliance under HNS’ credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014, issued in 2006 and 2009.

Adjusted EBITDA is not a recognized term under GAAP. This non-GAAP measure does not represent net income or cash flows from operations, as these terms are defined under GAAP and should not be considered as an alternative to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, this non-GAAP measure is not intended to be a measure of cash flow available to management for discretionary use, as such measure does not consider certain cash requirements, such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, debt service requirements (including VSAT operating lease hardware), and payments under the long-term cash incentive retention program. Adjusted EBITDA, as presented herein, is not necessarily comparable to similarly titled measures reported by other companies. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

The amounts reflected in the reconciliation table above for the twelve months ended September 30, 2010 represent consolidated financial data for the year ended December 31, 2009, minus consolidated financial data for the nine months ended September 30, 2009 plus consolidated financial data for the nine months ended September 30, 2010.  The amounts reflected in the reconciliation table above for the twelve months ended September 30, 2009 represent consolidated financial data for the year ended December 31, 2008, minus consolidated financial data for nine months ended September 30, 2008 plus consolidated financial data for the nine months ended September 30, 2009.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet® encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on global standards approved by the TIA, ETSI, and ITU standards organizations, including IPoS/DVB-S2, RSM-A, and GMR-1. To date, Hughes has shipped more than 2.2 million systems to customers in over 100 countries.

Headquartered outside Washington, DC, in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the US Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans, and objectives. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans,” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations, and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 3, 2010, and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©2010 Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, SPACEWAY, and Jupiter are trademarks of Hughes Network Systems, LLC.

Contact Information

Investor Relations Contact: Deepak V. Dutt,	Media Contact: Judy Blake,
Vice President, Treasurer and Investor Relations Officer	Director, Marketing Communications
Email: deepak.dutt@hughes.com	Email: judy.blake@hughes.com
Phone: 301-428-7010	Phone: 301-601-7330

Attachments

Hughes Communications, Inc.
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows

Hughes Network Systems, LLC
Condensed Consolidated Balance Sheets
Condensed Consolidated Statements of Operations
Condensed Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except per-share amounts)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$165,193	$261,038
Marketable securities	57,300	47,188
Receivables, net	163,832	163,816
Inventories	56,937	60,244
Prepaid expenses and other	26,039	22,476
Total current assets	469,301	554,762
Property, net	728,791	602,403
Capitalized software costs, net	47,727	49,776
Intangible assets, net	12,198	14,524
Goodwill	5,093	5,093
Other assets	68,730	75,836
Total assets	$1,331,840	$1,302,394
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$133,432	$119,461
Short-term debt	6,137	6,750
Accrued liabilities and other	143,741	131,774
Total current liabilities	283,310	257,985
Long-term debt	713,178	714,957
Other long-term liabilities	21,126	16,356
Total liabilities	1,017,614	989,298
Commitments and contingencies
Equity:
Hughes Communications, Inc. ("HCI") stockholders' equity:

Preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued and outstanding as of September 30, 2010 and December 31, 2009	-	-
Common stock, $0.001 par value; 64,000,000 shares authorized; 21,827,731 shares and 21,633,539 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	22	22
Additional paid in capital	733,287	730,809
Accumulated deficit	(404,636)	(410,543)
Accumulated other comprehensive loss	(23,126)	(16,247)
Total HCI stockholders' equity	305,547	304,041
Noncontrolling interests	8,679	9,055
Total equity	314,226	313,096
Total liabilities and equity	$1,331,840	$1,302,394

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per-share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Services revenues	$202,276	$176,253	$583,406	$512,001
Hardware sales	64,006	75,164	178,437	235,458
Total revenues	266,282	251,417	761,843	747,459
Operating costs and expenses:
Cost of services	126,420	108,768	365,529	326,497
Cost of hardware products sold	58,356	73,646	174,824	225,134
Selling, general and administrative	50,369	46,457	150,000	136,842
Loss on impairments	-	-	-	45,400
Research and development	4,776	5,453	15,046	16,502
Amortization of intangible assets	765	1,472	2,326	4,361
Total operating costs and expenses	240,686	235,796	707,725	754,736
Operating income (loss)	25,596	15,621	54,118	(7,277)
Other income (expense):
Interest expense	(14,499)	(17,735)	(46,129)	(47,125)
Interest income	423	501	1,670	1,028
Other income (loss), net	-	50	-	(295)
Income (loss) before income tax expense and equity in earnings of unconsolidated affiliates	11,520	(1,563)	9,659	(53,669)
Income tax expense	(1,552)	(966)	(4,336)	(790)
Equity in earnings of unconsolidated affiliates	-	-	-	170
Net income (loss)	9,968	(2,529)	5,323	(54,289)
Net (income) loss attributable to the noncontrolling interests	169	(93)	584	(771)
Net income (loss) attributable to HCI stockholders	$10,137	$(2,622)	$5,907	$(55,060)
Income (loss) per share:
Basic	$0.47	$(0.12)	$0.27	$(2.58)
Diluted	$0.45	$(0.12)	$0.26	$(2.58)
Shares used in computation of per share data:
Basic	21,690,517	21,379,611	21,557,891	21,368,101
Diluted	22,715,039	21,379,611	22,612,651	21,368,101

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$5,323	$(54,289)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	95,612	73,209
Amortization of debt issuance costs	2,048	1,452
Share-based compensation expense	5,679	5,473
Equity in earnings from unconsolidated affiliates	-	(170)
Loss on impairments	-	45,400
Other	129	581
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	504	37,720
Inventories	3,172	(745)
Prepaid expenses and other	812	(2,026)
Accounts payable	13,910	22,534
Accrued liabilities and other	(15,430)	(18,567)
Net cash provided by operating activities	111,759	110,572
Cash flows from investing activities:
Change in restricted cash	96	31
Purchases of marketable securities	(85,031)	(37,117)
Proceeds from sales of marketable securities	74,781	-
Expenditures for property	(183,734)	(93,994)
Expenditures for capitalized software	(9,935)	(10,315)
Proceeds from sale of property	404	339
Cash acquired, consolidation of Hughes Systique Corporation	-	828
Long-term loan receivable	-	(10,000)
Other, net	-	(830)
Net cash used in investing activities	(203,419)	(151,058)
Cash flows from financing activities:
Short-term revolver borrowings	3,770	-
Repayments of revolver borrowings	(4,881)	-
Net decrease in notes and loans payable	-	(1,315)
Long-term debt borrowings	3,387	142,318
Repayment of long-term debt	(4,870)	(6,834)
Debt issuance costs	(1,734)	(4,612)
Net cash provided by (used in) financing activities	(4,328)	129,557
Effect of exchange rate changes on cash and cash equivalents	143	(3,617)
Net increase (decrease) in cash and cash equivalents	(95,845)	85,454
Cash and cash equivalents at beginning of the period	261,038	203,816
Cash and cash equivalents at end of the period	$165,193	$289,270
Supplemental cash flow information:
Cash paid for interest	$36,158	$29,200
Cash paid for income taxes	$5,919	$3,700
Supplemental non-cash disclosures related to:
Capitalized software and property acquired, not paid	$50,787
Investment in Hughes Telematics, Inc.		$13,000
Consolidation of Hughes Systique Corporation		$5,328

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Balance Sheets
(In thousands, except per-share amounts)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$112,661	$183,733
Marketable securities	15,000	31,126
Receivables, net	161,872	162,806
Inventories	56,937	60,244
Prepaid expenses and other	24,412	20,976
Total current assets	370,882	458,885
Property, net	728,360	601,964
Capitalized software costs, net	47,727	49,776
Intangible assets, net	11,421	13,488
Goodwill	2,661	2,661
Other assets	64,084	68,524
Total assets	$1,225,135	$1,195,298
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$131,598	$117,513
Short-term debt	6,133	6,750
Accrued liabilities and other	145,374	133,926
Total current liabilities	283,105	258,189
Long-term debt	713,135	714,957
Other long-term liabilities	20,963	16,191
Total liabilities	1,017,203	989,337
Commitments and contingencies
Equity:
Hughes Network Systems, LLC ("HNS") equity:
Class A membership interests	175,934	177,933
Class B membership interests	-	-
Retained earnings	44,126	36,094
Accumulated other comprehensive loss	(18,158)	(13,987)
Total HNS' equity	201,902	200,040
Noncontrolling interest	6,030	5,921
Total equity	207,932	205,961
Total liabilities and equity	$1,225,135	$1,195,298

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Services revenues	$200,709	$175,305	$579,754	$509,871
Hardware sales	64,006	75,164	178,437	235,458
Total revenues	264,715	250,469	758,191	745,329
Operating costs and expenses:
Cost of services	125,806	108,894	364,662	326,532
Cost of hardware products sold	58,356	73,646	174,824	225,134
Selling, general and administrative	48,665	44,204	144,747	132,302
Loss on impairment	-	-	-	44,400
Research and development	4,776	5,453	15,046	16,502
Amortization of intangible assets	682	1,385	2,067	4,156
Total operating costs and expenses	238,285	233,582	701,346	749,026
Operating income (loss)	26,430	16,887	56,845	(3,697)
Other income (expense):
Interest expense	(14,493)	(17,727)	(46,113)	(47,106)
Interest income	359	468	1,486	865
Other loss, net	-	(1)	-	(365)
Income (loss) before income tax expense	12,296	(373)	12,218	(50,303)
Income tax expense	(1,551)	(981)	(4,331)	(775)
Net income (loss)	10,745	(1,354)	7,887	(51,078)
Net (income) loss attributable to the noncontrolling interest	55	(216)	145	(1,056)
Net income (loss) attributable to HNS	$10,800	$(1,570)	$8,032	$(52,134)

HUGHES NETWORK SYSTEMS, LLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$7,887	$(51,078)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	95,127	72,788
Amortization of debt issuance costs	2,048	1,452
Share-based compensation expense	674	665
Loss on impairment	-	44,400
Other	34	578
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	1,454	48,922
Inventories	3,172	(745)
Prepaid expenses and other	1,065	(2,531)
Accounts payable	14,024	24,261
Accrued liabilities and other	(15,419)	(15,657)
Net cash provided by operating activities	110,066	123,055
Cash flows from investing activities:
Change in restricted cash	49	(72)
Purchases of marketable securities	(37,615)	(25,080)
Proceeds from sales of marketable securities	53,615	-
Expenditures for property	(183,531)	(93,953)
Expenditures for capitalized software	(9,935)	(10,315)
Proceeds from sale of property	404	339
Long-term loan receivable	-	(10,000)
Other, net	-	(755)
Net cash used in investing activities	(177,013)	(139,836)
Cash flows from financing activities:
Short-term revolver borrowings	3,770	-
Repayments of revolver borrowings	(4,881)	-
Net decrease in notes and loans payable	-	(1,315)
Long-term debt borrowings	3,334	142,318
Repayments of long-term debt	(4,864)	(6,832)
Debt issuance costs	(1,734)	(4,612)
Net cash provided by (used in) financing activities	(4,375)	129,559
Effect of exchange rate changes on cash and cash equivalents	250	(3,879)
Net increase (decrease) in cash and cash equivalents	(71,072)	108,899
Cash and cash equivalents at beginning of the period	183,733	100,262
Cash and cash equivalents at end of the period	$112,661	$209,161
Supplemental cash flow information:
Cash paid for interest	$36,141	$29,182
Cash paid for income taxes	$5,919	$3,660
Supplemental non-cash disclosures related to:
Capitalized software and property acquired, not paid	$50,787